FIDELITY FEDERAL BANCORP
                        EARNINGS PER SHARE COMPUTATION
                                  Exhibit 11



Fiscal years ending June 30                    1997           1996           1995
------------------------------------------------------------------------------------
PRIMARY:

Net income                                  $  113,468     $3,234,909     $3,061,141
                                            ========================================

Average common shares outstanding            2,491,078      2,453,275      2,360,586
Common stock equivalents - stock options        26,869         51,359         47,618
Common stock equivalents - warrants            137,234        271,513         90,688
                                            ----------------------------------------
  Total average common and common
   equivalent shares outstanding             2,655,181      2,776,147      2,498,891
                                            ========================================

PRIMARY EARNINGS PER SHARE                  $     0.04     $     1.17     $     1.23
                                            ========================================



FULLY DILUTED:

Net income                                  $  113,468     $3,234,909     $3,061,141
                                            ========================================

Average common shares outstanding            2,491,078      2,453,275      2,360,586
Common stock equivalents - stock options        26,869         51,359         69,589
Common stock equivalents - warrants            137,234        271,513        204,256
                                            ----------------------------------------
  Total average common and common
   equivalent shares outstanding             2,655,181      2,776,147      2,634,431
                                            ========================================

FULLY DILUTED EARNINGS PER SHARE            $     0.04     $     1.17     $     1.16
                                            ========================================
